FOR IMMEDIATE RELEASE

CONTACTS:
Nu Skin Enterprises
Charles Allen (investors)
(801) 345-6110, callen@nuskin.com
Kara Schneck (media)
(801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES ANNOUNCES ANTICIPATED RECORD
FIRST QUARTER RESULTS

Company Management to Present at the Sidoti Emerging Growth Institutional Investor Forum

PROVO, Utah — April 5, 2005 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced that it expects to post record first-quarter revenue of approximately $288 million, which would be a 9 percent increase over prior-year results and ahead of previously issued guidance.

“We will generate revenue growth in each of our key markets around the world during the first quarter and are particularly encouraged by the growth we are generating in Japan,” stated Truman Hunt, president and chief executive officer. “We anticipate first quarter local currency revenue in Japan to be up approximately 1 percent year-over-year. The introduction of the Pharmanex BioPhotonic Scanner in November has enabled us to stem a revenue decline and generate growth one quarter earlier than expected. In the United States, we expect to post revenue growth of approximately 14 percent, excluding the impact of sales to foreign distributors at our international distributor convention in the first quarter of 2004. Continued growth in the U.S. can be attributed to the Scanner, along with the recent introduction of compelling new products. In China, we are encouraged by the successful launch of three Pharmanex products during the quarter, helping China to achieve approximately 15 percent revenue improvement over the prior year, which is in line with our expectations.

“Given our strong revenue performance, we anticipate first quarter earnings per share to be at the top-end or slightly ahead of previous guidance,” concluded Hunt.

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Nu Skin Enterprises
April 5, 2005

The company will release final first quarter financial results in more detail, along with updated revenue and earnings guidance, on Wednesday, April 27, 2005 at 11:00 a.m. (EDT).

Additionally, the company will be presenting a business overview to the investment community at the Sidoti Emerging Growth Institutional Investor Forum to be held in New York City on Wednesday, April 6, 2005 at 3:15 p.m. (EDT). The event will not be webcast.

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in 40 international markets throughout Asia, the Americas and Europe. The company markets premium quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology products and services under the Big Planet® brand. Nu Skin, Pharmanex and Big Planet are registered trademarks of the company and its affiliates.

Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com.

Please note: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) our anticipated financial results for the first quarter; and (ii) our beliefs regarding the impact of certain strategic initiatives. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) the projected financial results are based on preliminary numbers and still need to be finalized and reviewed by our registered public accounting firm, which could result in unexpected changes from anticipated results; (b) continued regulatory scrutiny in China which has from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores and the imposition of fines; (c) any inability of the company to effectively manage rapid growth in China, including training and management of a large employed sales force, and regulatory risks associated with any failure of such sales force to comply with applicable company policies and government regulations; (d) risks that the Chinese government fails to adopt or further delays favorable direct selling regulations, or adopts regulations that negatively impact the company’s current business model there, or that the company is unable to obtain a direct selling license under these regulations; (e) any inability to obtain necessary product registrations for its Pharmanex® and personal

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Nu Skin Enterprises
April 5, 2005

care products in a timely manner; (f) regulatory risks associated with the Pharmanex® BioPhotonic Scanner, which could inhibit the company’s use of the Pharmanex® BioPhotonic Scanner in a market if it is determined to be a medical device in any market; (g) risks that could adversely impact the company’s operations or financial results in its markets, including its largest market, Japan, such as any continuation or increase in the impact of negative market conditions, material decreases in executive level and active distributors, adverse changes in exchange rates, or the company’s inability to execute effective initiatives in these markets; (h) any failure of current or planned initiatives or products, including the introduction of the Pharmanex® BioPhotonic Scanner in Japan, China and other markets, to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on March 16, 2005. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

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